EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 15, 2009, in the Registration Statement (Form S-4) and related Prospectus of Clean Harbors, Inc. for the registration of $300,000,000 of senior secured notes.

/s/ ERNST & YOUNG LLP

Edmonton, Canada October 6, 2009	Chartered Accountants